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                                                                   Exhibit 10.19
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                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT made as of this 27th day of February, 1998 ("Agreements), by and among Pacer Infotec, Inc., a Massachusetts corporation ("Pacer"), IP Holding Co., a Delaware corporation (the "Company") and Sigmund H. Goldblum, an individual (the "Executive").

                                   WITNESSETH:

     WHEREAS, Pacer and Apollo Holding, Inc., a Delaware corporation ("Apollo") have entered into the Agreement and Plan of Merger dated as of January ___, l998 (the "Merger Agreements), pursuant to which, among other things, the business of Pacer will be combined with the business of Intermetrics, Inc., a Delaware corporation and wholly owned subsidiary of Apollo and the holders of the then outstanding shares of the common stock of Pacer will receive stock of the Company or cash consideration.

     WHEREAS, Pacer and the Company wish to retain the services of the Executive as President of Pacer and a Vice President of the Company, and the Executive is willing, upon the terms and conditions herein set forth, to serve as President of Pacer and as a Vice President of the Company.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement, the Company, Pacer and the Executive, intending to be legally bound hereby, agree as follows:

     1. Employment. Subject to the terms and conditions hereinafter set forth, Pacer and the Company hereby each employ the Executive as President of Pacer and Vice President of the Company, and tne Executive hereby accepts such employment.

     2. Term.

     (a) Original Term. The term of employment of the Executive by Pacer and the Company pursuant to this Agreement (the "Employment Term") shall commence with the Closing Date (as defined in the Merger Agreement) ("Commencement Date"), and shall terminate upon the earlier of (a) the third anniversary of the Commencement Date or (b) the date on which the employment of the Executive hereunder is terminated pursuant to Section 7 hereof.

     (b) Option to Extend. The Employment Term may be extended for not more than two (2) successive one-year periods by the Company upon at least 90 days written notice prior to the end of the initial term or the successive one-year term, as the case may be. The Executive acknowledges that the right to extend is solely in the discretion of Pacer and the Company, and there is no obligation on Pacer or the Company to exercise such right.

     3. Duties and Authority. During the Employment Term, the Executive shall render his services to Pacer as President of Pacer, and to the Company as a Vice President of the Company. In addition to the foregoing, the Executive shall hold, without additional compensation therefor, a seat on Pacer's and the Company's Board of Directors, and such other offices, directorships or memberships on committees of the Company and/or any direct or indirect subsidiary of the Company to which, from time to time during the Employment Term, the Executive may be elected or appointed. During the Employment Term, the Executive shall devote his full business time, efforts, energy and skill solely to the business of Pacer and the Company in accordance with the
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reasonable directions and policies of the Boards of Directors of Pacer and the
Company in accordance with Executive's talent, skill and experience in a prudent manner and will use his best efforts to promote the interests thereof.

     4. Compensation.

     (a) Base Salary. In consideration of the services to be rendered by the Executive pursuant to this Agreement, including, without limitation, any services which may be rendered by the Executive as an officer, director or member of any committee of the Company or any direct or indirect subsidiary of the Company, Pacer and/or the Company shall pay or cause to be paid to the Executive during the Employment Term, and the Executive shall accept, compensation at the rate of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) per annum (Two Hundred Fifty Thousand Dollars ($250,000) per annum during any extension) (the "Base Salary") or such greater amount as may be approved from time to time by the Boards of Directors of Pacer and the Company, in their sole discretion. The Company's and Pacer's obligation to pay Base Salary shall begin to accrue on the Commencement Date and shall be payable in accordance with the standard payroll practices of the Company which are in effect from time to time during the Employment Term. The Executive's Base Salary shall be subject to all applicable withholding and other taxes.

     (b) Bonuses. The Executive shall be entitled to receive such cash bonuses, if any, as may be payable at the sole discretion of the Board of Directors of the Company and/or Pacer. Any and all cash bonuses payable hereunder shall be subject to all applicable withholding and other taxes. Within ten (10) business days after the Commencement Date, the Company shall pay to the Executive a bonus sufficient (after deduction of all normal payroll deductions) to repay $9,500 owed by the Executive to Pacer under an outstanding promissory note. The Company may pay such bonus by direct cancellation of said $9,500 debt or by check to the Executive which he immediately endorses to the Company to repay such debt. In addition, the Company shall pay to the Executive on or before April 1, 1998 a bonus of $50,000 with respect to the Executive's performance in fiscal year 1997. Nothing herein shall be deemed to imply that said $50,000 bonus reflects a standard, minimum or guarantee for any future bonuses, which shall be solely in the discretion of the Boards of Directors of Pacer and the Company.

     5. Employment Benefits. (a) Benefits. During the Employment Term, the Executive shall be entitled to the following employment benefits (collectively, the "Benefits"):

          (i) four (4) weeks paid vacation in each year of the Employment Term and sick leave in accordance with the Company's policies from time to time in effect for executive officers of the Company;

          (ii) participation, subject to qualification requirements and provided Executive meets eligibility requirements, in medical or hospitalization plans, life insurance policies including the Executive Life Insurance policy, dental plans and long-term and short-term disability policies which are presently in effect or hereinafter instituted by the Company and applicable to its executive officers generally ("Company-sponsored benefits");

          (iii) participation, subject to continued maintenance thereof by the Company and provided Executive meets eligibility and classification requirements, in other employee benefit plans which are from time to time applicable to the Company's executive officers generally; and

          (iv) the Company shall provide Executive a car in accordance with the Company's policies with respect to cars.

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     (v) Nothing herein shall be deemed to affect the Executive's rights under
Pacer's existing Special Executive Supplemental Income Plan.

     6. Expenses. During the Employment Term, the Company and Pacer will reimburse the Executive, upon presentation of proper vouchers, for all reasonable travel, entertainment and other out-of pocket expenses reasonably and appropriately incurred by the Executive in the performance of his duties hereunder.

     7. Termination.

     (a) Cause. The Company or Pacer may, at any time, and in its sole discretion, terminate the employment of the Executive hereunder for Cause, effective as of the date (the "Termination Date") of written notice (the "Termination Notice") to the Executive specifying the nature of such Cause (or, if the termination is pursuant to Section 7(a)(i), the Termination Date shall be the last day of the applicable cure period if Executive has not cured the action or actions set forth in the Termination Notice). For purposes of this Agreement, "Cause" shall mean if the Executive (i) fails or refuses to act in any material respect in accordance with the reasonable directions of the Board of Directors or Chief Executive Officer of Pacer or the Company in a manner that would constitute an act of insubordination or is in continuing, willful, material breach of this Agreement; provided, however, that in such case the Company or Pacer shall give Executive a Termination Notice specifying the directions the Executive failed to follow or the material breach of this Agreement, and the Executive shall have a reasonable period of time after the date of the notice to cure such action; (ii) has been convicted of a felony; or (iii) has committed any act of fraud, misappropriation of funds or embezzlement in connection with his employment. During the cure period referred to in subsection (i), the Board of Directors of Pacer or the Company may cause the Company and Pacer to suspend the employment of the Executive hereunder if the Executive's continued presence at the Company or Pacer is deemed to have a potential negative affect on the Company or Pacer as determined in good faith by the Board of Directors of Pacer or the Company in its sole determination. If the Executive has not cured such action within the specified cure period, the employment of the Executive shall be terminated by the Company for Cause. If the employment of the Executive hereunder is terminated pursuant to this Section 7(a), the Company and Pacer shall have no further obligations to the Executive hereunder after the Termination Date other than the payment of accrued Base Salary, vacation and bonuses granted but unpaid under Sections 4 and 5(a)(i) hereof through the Termination Date, or except as otherwise provided by law.

     (b) Termination by the Company for actions other than Cause. For actions other than Cause, the Company may, at any time, and in its sole discretion, terminate the employment of the Executive hereunder for any or no reason by delivery to him of a Termination Notice. Such termination shall be effective on the date of the Termination Notice; provided, however, that (i) in addition to the benefits set forth in subparagraph (ii) below, the Company shall (x) pay to Executive any accrued vacation and bonuses granted and unpaid under Sections 4 and 5(a)(i) hereof through the Termination Date and (y) continue to pay the Executive the Executive's Base Salary (as in effect at the time of such termination), in accordance with the provisions of Section 4(a) hereof, on a monthly basis and provide the Executive with a car in accordance with the provisions of Section 5(a)(iv) hereof, both through the end of the full three years of the Employment Term and through any extensions thereof binding on the Company and (ii) in addition to the benefits set forth in subparagraph (i) above, if the Executive is terminated by the Company for reasons other than Cause at any time, for a period of two (2) years after the expiration of the Employment Term, the Company shall pay one-half (1/2) of the Executive's Base Salary, on a monthly basis (or, if the Company so elects, by lump sum payment thereof or of the remaining portion thereof); the Company shall continue medical benefits and the disability benefits set forth in Section 7(c) for the greater of the remaining Employment Term or 18 months after the Termination Date. The

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severance payments referred to in subparagraphs (i) and (ii) above shall be in lieu of, and shall otherwise replace, any and all payments which the Company may owe to Executive upon termination of employment under the Non-Competition Agreement of even date herewith between the Company and the Executive ("Non-Competition Agreement") and any other termination or severance benefits otherwise provided by Pacer or the Company. The Executive shall also be entitled to exercise any applicable "put" provision under the Stockholders Agreement with respect to shares of the Company Common Stock owned by the Executive set forth in the Stockholders Agreement of even date herewith (the "Company Stockholders Agreement" or the "Stockholders Agreement"). If the employment of the Executive hereunder is terminated pursuant to this Section 7(b), the Company and Pacer shall have no further obligations hereunder except as expressly provided herein, or as otherwise provided by law.

     (c) Disability.

          (i) Temporary Disability. In the event that at any time during the Employment Term, the Executive, due to physical or mental injury, illness, disability or incapacity, shall fail to render satisfactorily the services to be performed by the Executive under this Agreement either for a consecutive period of three (3) months or for a non-consecutive period of six (6) months within any twelve month period, the Boards of Directors of the Company and Pacer may, at their option, determine that such disability is long term or place the Executive on temporary disability leave during the subsequent pendency of such injury, illness, disability or incapacity for a period of up to three (3) months or until subparagraph (c)(ii) becomes applicable if Executive is disabled for more than three months, during which period the Company and/or Pacer shall continue to pay (to the extent not paid pursuant to disability insurance provided by the Company or Pacer) to the Executive the Base Salary as provided in Section 4(a) and the Company-Sponsored Benefits, but only to the extent permitted by such policies or plans.

          (ii) Long-Term Disability. If such injury, illness, disability or incapacity persists and is long-term (any such disability shall be deemed to be long-term in nature if the Executive's physician advises the Board of Directors of the Company that such disability can be expected to last for a period of at least six consecutive months or for a period of 6 months in any 12 month period), Executive meets the definition of disability under the Company's disability policies and the Executive cannot fulfill his duties as determined in good faith by the Boards of Directors, the Company and Pacer shall have the option at any time after the Executive is on disability leave to terminate the employment of the Executive hereunder upon not less than thirty (30) days' written notice to the Executive. In addition to the Company's and Pacer's rights set forth in the preceding sentence, if at any time the Company or Pacer receives the written opinion of two doctors (one doctor to be selected by each of the Company and Pacer, and by the Executive, and if such doctors disagree as to whether the Executive is suffering from a long-term disability, a third doctor will be selected mutually by the Executive and the Company and Pacer, whose determination will be final) that the Executive cannot render satisfactorily the services to be performed by him under this Agreement because of a long-term disability, the Boards of Directors of the Company and Pacer may terminate the Executive's employment hereunder within thirty
     (30) days of receipt of such doctors' reports. The Company or Pacer can require Executive to have the physical examinations described in the preceding sentence at any time for the purpose of determining whether or not Executive has a long-term disability, and Executive agrees to submit to such examinations upon request of the Company. If the employment of the Executive hereunder is terminated pursuant to this Section 7(c) because of a long-term disability, the Executive shall receive the following from the Company and/or Pacer for a period commencing on the Termination Date and ending on the date specified by the Company's long-term disability policy or on the Executive's sixty-fifth (65th) birthday, whichever is later, or death if earlier: (i) benefits under the Company's long term disability policy and medical benefits, (ii) for the first 12 months following disability, his Base

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     Salary, less amounts received under subparagraph (i) above, and thereafter
     $10,000 per month (less amounts received under subparagraph (i) above),
     (iii) at no greater out-of pocket cost to the Executive than incurred prior to termination, the Company-Sponsored Benefits, but only to the extent permitted by such policies or plans, and (iv) continued use of a car as provided in Section 5(a)(iv). The Executive shall also be entitled to exercise any applicable "put" provision contained in the Stockholders Agreement with respect to shares of Company Common Stock owned by the Executive, subject to the limitations set forth in the Stockholders Agreement. If the employment of the Executive hereunder is terminated pursuant to this Section 7(c), the Company and Pacer shall have no further obligations hereunder except as expressly provided under this Section 7(c), or as otherwise provided by law.

          (iii) Executive's Health. Executive hereby represents to Pacer and the Company that as of the date of execution of this Agreement, and that to the best of his knowledge, he is in good health and is not aware of any health condition that could lead to a temporary or long-term disability.

     (d) Death. If the Executive dies during the Employment Term, the employment of the Executive hereunder shall terminate immediately upon the death of the Executive. If the employment of the Executive hereunder is terminated pursuant to this Section 7(d), the Company and Pacer shall have no further obligations hereunder after the Termination Date other than the payment to the Executive's estate, legal representatives, heirs, successors, assigns or other beneficiaries of accrued Base Salary and vacation and bonuses granted but unpaid (as in effect during the year of such death) up to the date of the Executive's death. The Executive's estate, legal representatives, heirs, successors, assigns or other beneficiaries shall be entitled to the benefit of the exercise of any applicable "put" provision under the Stockholders Agreement with respect to the Company's Common Stock owned by the Executive at his death subject to the limitations set forth in the Stockholders Agreement. If the employment of the Executive hereunder is terminated pursuant to this Section 7(d), the Company and Pacer shall have no further obligations hereunder except as expressly provided under this Section 7(d), or as otherwise provided by law.

     (e) Good Reason. Executive shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following undertaken without Executive's express written consent and not corrected by the Company and Newco within ten (10) business days after receipt of written notice from the Executive:

          (i) the assignment to the Executive of any material duties which are
     (A) inconsistent with his status as a senior executive officer of the Company and Pacer or (B) a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the assignment;

          (ii) a reduction by the Company in his annual base salary as in effect at the time, or the failure to grant him salary increases and bonuses consistent with the Company's general practices for senior executives, except for (A) non-performance of his duties as duly documented and substantiated or (B) general reduction in salary to senior executives.

          (iii) the knowing failure of the Company to pay to Executive any portion of his current compensation or to pay any portion of an installment of deferred compensation under any deferred compensation program of the Company or Pacer, within seven (7) days of the day any such compensation is due;

          (iv) the relocation of Executive's principal office to a location outside a 35 mile radius from its location on the Commencement Date, or the Company's or Pacer's requiring him to

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     be based anywhere outside such 35 mile radius except for required travel on the Company's or Pacer's business to an extent substantially consistent with his present business travel patterns;

          (v) (A) the failure by the Company and Pacer, other than because of a change in enabling legislation prohibiting the Executive from participating in such a plan, to continue him as a participant in all compensation, benefit and insurance plans maintained from time to time by the Company or Pacer for its senior executives; (B) except as may be consistent with the treatment of other senior executives of the Company, the taking of any action by the Company or Pacer which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him at the time; or (C) the failure by the Company and Pacer to provide him with the number of paid vacation days to which he is entitled at the time; or

          (vi) the failure of the Company or Pacer to perform, in any material manner, its obligations to the Executive under this Agreement.

The Executive, upon proper termination of his employment hereunder for Good Reason, shall be entitled to the termination benefits described in Section 7(b).

     (f) Notice of Termination. Any termination of the Executive's employment by the Company and Pacer pursuant to Section 7(a), (b), (c) or (d) or by the Executive pursuant to Section 7(e), shall be communicated by a written Termination Notice to the other in accordance with Section 11 hereof For purposes of this Agreement, a "Termination Notice" shall mean only a notice which is based upon, and shall indicate, the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (g) Voluntary Termination. If the Executive voluntarily terminates his employment hereunder, or upon retirement by the Executive, the Company and Newco shall have no further obligations to the Executive hereunder after the date of voluntary termination or retirement other than the payment of accrued Base Salary and vacation, and bonus granted and unpaid, under Sections 4 and 5(a)(i) hereof through the date of voluntary termination or retirement, or except as otherwise provided by the Stockholders Agreement or by law.

     8. Disclosure of Information. The Executive shall not, during or after the Employment Term, disclose any confidential or proprietary information of the Company or Pacer, or their affiliates, to any person, firm, corporation, association, limited liability company, or other entity (other than the Company, its affiliates or subsidiaries or officers thereof or other than as necessary in the performance of his duties as Executive) for any reason or purpose whatsoever, nor shall the Executive make use of any such confidential or proprietary information for his own purpose or for the benefit of any person, firm, limited liability company, corporation or other entity, except the Company and Pacer. As used in this Section 8, the term "confidential or proprietary information" means all information which is known to the Company or Pacer, or their affiliates, or the Executive or to employees, former employees, consultants or others in a confidential relationship with the Company or Newco, or their affiliates, is specific to the Company or Pacer, or their affiliates, or is developed by the Company or Pacer, or their affiliates, regarding the industry and relates to matters such as trade secrets, research and development activities, computer or multimedia-related software or software concepts in development, books and records, customer lists, vendor lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time which the Executive acquired or obtained by virtue of work heretofore performed for the Company or Pacer, or their affiliates; provided, that the term "confidential or proprietary information" shall not include (i) information that is or becomes generally available to the public (other than as a result of an unauthorized disclosure by the Executive), (ii) information which must be disclosed by law

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but only to the extent necessary to comply with such law, and (iii) information which must be disclosed in order for him to carry out his duties under this Agreement but only to the extent necessary to carry out said duties, and (iv) information which is disclosed to the Executive by a person (but not an employee of the Company) not under a duty of confidentiality to the Company.

     9. Non-Competition. The parties mutually agree to the importance of the provisions of the Non-Competition Agreement to this Employment Agreement and the provisions of the Non-Competition Agreement are incorporated herein by reference.

     10. Conflicting Agreements. The Executive hereby represents and warrants to the Company and Pacer that (a) neither the execution of this Agreement by the Executive nor the performance by the Executive of any of his obligations or duties hereunder will conflict with or violate or constitute a breach of the terms of any employment or other agreement to which the Executive is a party or by which the Executive is bound, and (b) the Executive is not required to obtain the consent of any person, firm, corporation, limited liability company or other entity in order to enter into this Agreement or to perform any of his obligations or duties hereunder.

     11. Notices. Any notice, request, information or other document to be given under this Agreement to any party by any other party shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid, delivered by a nationally recognized overnight courier service or transmitted by facsimile machine addressed as follows:

     If to the Company or Pacer:

     IP Holding, Inc.
     c/o Intermetrics, Inc.
     23 Fourth Avenue
     Burlington, MA 01803-3303
     Facsimile No.: 781-221-6991

     with a copy to:

     Posternak, Blankstein & Lund
     100 Charles River Plaza
     Boston,MA 02114
     Ann: Richard K. Blankstein, P.C.
     Facsimile No.: 617-367-2315

     If to the Executive:

     Sigmund H. Goldblum
     c/o IP Holding, Inc.
     23 Fourth Avenue
     Burlington, MA 01803

     or at his then current address included in the employment records of the Company or Newco

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     with a copy to:

     ________________________________
     ________________________________
     ________________________________
     ________________________________


or to such other address as a party hereto may hereafter designate in writing to the other party, provided that any notice of a change of address shall become effective only upon receipt thereof.

     12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Company and the Executive and their respective heirs, legal representatives, successors and permitted assigns. If the business or assets of the Company are sold, either (a) the buyer will assume the Company's obligations under this Agreement or (b) the Company will pay to the Executive in a lump sum at the closing date of the sale the then remaining amounts of accrued Base Salary and vacation and bonuses granted but unpaid under Sections 4 and 5(a)(i) hereof through the closing date of the sale plus the total of all Base Salary remaining to be paid to Executive during the Employment Term, including any extensions thereof binding on the Company.

     13. Entire Agreement. This Agreement, the Non-competition Agreement and the Stockholders Agreement contain the entire understanding between the Company, Newco and the Executive with respect to the employment of the Executive and supersedes all prior negotiations and understandings between the Company, Pacer and the Executive with respect to the employment of the Executive by the Company and/or Pacer. This Agreement may not be amended or modified except by a written instrument signed by the Company, Pacer and the Executive.

     14. Severability. In the event any one or more provisions of this Agreement is held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect, unaffected by such invalidity or unenforceability.

     15. Applicable Law; Submission to Arbitration.

     (a) This Agreement and the rights, obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof. If there is a conflict between the laws of Massachusetts and any other state with respect to this Agreement, the provisions of Massachusetts law shall govern, except that with respect to corporate matters concerning the Company, Delaware law shall govern.

     (b) Executive hereby acknowledges that in the event of any breach or threatened breach by Executive of any of the provisions of this Agreement, the Company would have no adequate remedy at law and could, suffer substantial and irreparable damage. Accordingly, Executive hereby agrees that, in such event, the Company shall be entitled, without the necessity of proving damages or posting bond and, in addition, notwithstanding any election by the Company to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

     (c) Except as set forth in (b) above, any disputes hereunder which cannot be resolved by negotiation between the parties hereto shall be submitted to, and determined by, arbitration in

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accordance with the Arbitration Rules of the American Arbitration Association,
and the parties hereto agree to be bound by the final award of the arbitration panel (which shall be comprised of three members, one to be selected by each of the Company and the Executive, and the third to be mutually selected the Company and the Executive) in any such proceeding. The arbitration panel shall apply the law of the Commonwealth of Massachusetts. Arbitration may be held in Boston, Massachusetts, or such other place as the parties hereto may mutually agree. Judgment upon the award by the arbitration panel may be entered and enforced in any court having jurisdiction thereof. The arbitration panel may order injunctive relief against any party.

     16. Headings. The headings of sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

     18. Indemnification.

     (a) Unless otherwise prohibited by law, the Company and Pacer shall indemnify Executive, if Executive is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, or by or in the right of the Company or Pacer to procure a judgment in its favor, by reason of the fact that Executive is or was a director, officer, employee or agent of the Company or Pacer, or is or was serving at the request of the Company or Pacer as/a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust: or other enterprise, against expenses (including attorneys' reasonable fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with such action, suit or proceeding if Executive acted in good faith and in a manner Executive reasonably believed to be in or not opposed to the best interests of the Company and/or Pacer, as applicable. The determination of whether Executive is entitled to indemnification hereunder shall be made by a court of competent jurisdiction in a final non-appealable judgment. The Company and Pacer shall be entitled to direct the defense of any claim for which either of them is providing indemnification.

     (b) Expenses incurred in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Pacer and the Company in advance of the final disposition of such action, suit or proceeding, to the extent permitted by law, upon receipt of an undertaking by or on behalf of the Executive to repay such amount if it is ultimately determined, in a final non-appealable judgment, that Executive is not entitled to be indemnified against such expenses. This undertaking by Executive shall be an unqualified general undertaking, but no security for such undertaking will required.

     (c) Executive's right hereunder will be in addition to any indemnification provided to any law, agreement, Board resolution, provision of the Articles of Incorporation (or Certificate of Incorporation) or By-laws of the Company or Pacer, or otherwise. All of Executive's rights hereunder will continue even after Executive has ceased to be a director, officer, employee or agent of the Company and/or Pacer for any reason, will inure to the benefit of the heirs, executors and administrators of Executive, and will survive termination of this Agreement. Pacer and the Company shall be jointly and severally liable to Executive with respect to any amounts which become due to be paid to or for the benefit of Executive hereunder.

     19. Legal Fees. In the event of any disputes between Pacer or the Company, on the one hand, and the Executive, on the other hand, arising under this Agreement and resolved by

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arbitration pursuant to Section 15 hereof, the prevailing party shall be entitled to receive from the other party its reasonable attorneys' fees and expenses incurred in connection with such dispute.

     20. No Duty to Mitigate Damages. The Executive's benefits under Section 7(b) shall be considered severance pay in consideration of his past service and his continued service from the date of this Agreement, and his entitlement thereto shall neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             PACER INFOTEC, INC.

                                             By: /s/ John C. Rennie
                                                 -------------------------------
                                                 Name: John C. Rennie
                                                 Title: Chief Executive Officer

                                             IP HOLDING CO.

                                             By: /s/ Michael B. Alexander
                                                 -------------------------------
                                                 Name: Michael B. Alexander
                                                 Title: Chief Executive Officer

                                             /s/ Sigmund H. Goldblum
                                                 -------------------------------
                                                 SIGMUND H. GOLDBLUM


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